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                                                                    Exhibit 99.1

                               [PACKETEER LOGO]

PACKETEER(R), INC. ANNOUNCES THIRD QUARTER FINANCIAL RESULTS

CUPERTINO, CALIF. - OCTOBER 21, 2004 - Packeteer(R), Inc. (NASDAQ: PKTR), the pioneer and global leader in Application Traffic Management, today announced revenues and results of operations for the quarter ended September 30, 2004.

Net revenues for the third quarter 2004 were $23.1 million, compared with $21.6 million for the second quarter 2004, an increase of 7%. Net revenues for the third quarter 2003 were $18.4 million. Net income for the third quarter 2004 was $3.4 million or $0.10 per share. This compares to second quarter 2004 net income of $2.1 million or $0.06 per share. The third quarter 2003 net income was $3.0 million or $0.09 per share.

The balance sheet at the end of Q3 2004 remained strong. Total cash and investments of $102.0 million at September 30, 2004 were $2.5 million higher than the balances of $99.5 million at June 30, 2004. Accounts receivable of $13.1 million at September 30, 2004 represented 52 days sales outstanding compared to 46 days sales outstanding at June 30, 2004. Total inventories remained flat at $3.1 million at September 30, 2004, compared to June 30, 2004.

"We were pleased with our overall third quarter 2004 performance," said Dave Cote, President and CEO. "In the third quarter, our Asia Pacific operations bounced back to a more normal revenue contribution level, helping us to achieve record quarterly revenues and net income. While we had anticipated slightly higher revenues from our North American and European businesses, we believe they will be stronger contributors to our business in the fourth quarter. We continue to plan for sequential revenue and profit growth in our upcoming quarter."

A Conference Call with company management will be held October 21, 2004 at 2:00 pm Pacific Time. The call will be simulcast on the Internet at www.packeteer.com and www.fulldisclosure.com. A replay of the call will be available on the website until October 28, 2004. Management's accompanying script will remain on the website. Additional investor information can be accessed at www.packeteer.com or by calling Packeteer's Investor Relations Department at
(408) 873-4422.

ABOUT PACKETEER

Based in Cupertino, Calif., Packeteer(R) (NASDAQ: PKTR) is the global market leader in Application Traffic Management for wide area networks. Deployed at more than 7,000 companies in 50 countries, Packeteer solutions empower IT organizations with patented network visibility, control, and acceleration capabilities delivered through a family of intelligent, scalable appliances. For more information, contact Packeteer at +1 408 873 4400; email to info@packeteer.com, or visit the company's web site at www.packeteer.com.

                                      # # #

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SAFE HARBOR CLAUSE

The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended, including statements regarding Packeteer's expectations, beliefs, intentions or strategies regarding the future. Forward-looking statements include express or implied statements regarding future revenues, revenue growth and profitability, spending levels by existing and prospective customers, the markets for our products, new product development, liquidity and macro economic conditions. All forward-looking statements included in this press release are based upon information available to Packeteer as of the date hereof. Packeteer assumes no obligation to update any such forward-looking statements. Forward-looking statements involve risks and uncertainties, which could cause actual results to differ materially from those projected. Actual results may differ materially due to a number of factors including the perceived need for our products, our ability to convince potential customers of our value proposition, the costs of competitive solutions, continued capital spending by prospective customers and macro economic conditions. These and other risks relating to Packeteer's business are set forth in Packeteer's Form 10-K filed with the Securities and Exchange Commission on March 5, 2004, and Packeteer's Form 10-Qs and other reports filed from time to time with the Securities and Exchange Commission.

Packeteer, PacketShaper and PacketShaper Express are trademarks or registered trademarks of Packeteer, Inc. All other products and services are the trademarks of their respective owners.

INVESTOR CONTACT

David C. Yntema
Chief Financial Officer
408-873-4518
dyntema@packeteer.com

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                                 PACKETEER, INC.
                    CONDENSED CONSOLIDATED INCOME STATEMENTS
                    (in thousands, except per share amounts)
                                   (unaudited)

                                                 Three months ended   Nine months ended
                                                    September 30,       September 30,
                                                 ------------------   -----------------
                                                   2004      2003      2004      2003
                                                   ----      ----      ----      ----
Net revenues
  Product revenues                                $18,311   $15,143   $53,364   $43,861
  Service revenues                                  4,741     3,289    12,834     8,827
                                                  -------   -------   -------   -------
     Total net revenues                            23,052    18,432    66,198    52,688
Cost of revenues
  Product costs                                     4,327     3,162    12,031     9,084
  Service costs                                     1,552     1,096     4,377     3,216
                                                  -------   -------   -------   -------
      Total cost of revenues                        5,879     4,258    16,408    12,300
                                                  -------   -------   -------   -------
Gross profit                                       17,173    14,174    49,790    40,388
Operating expenses:
  Research and development                          3,799     3,038    11,064     8,905
  Sales and marketing                               8,348     6,546    25,188    19,390
  General and administrative                        1,549     1,357     4,384     4,062
                                                  -------   -------   -------   -------
      Total operating expenses                     13,696    10,941    40,636    32,357
                                                  -------   -------   -------   -------
      Operating income                              3,477     3,233     9,154     8,031
Other income, net                                     308        72       672       541
                                                  -------   -------   -------   -------
    Income before provision for income taxes        3,785     3,305     9,826     8,572
Provision for income taxes                            377       330       980       857
                                                  -------   -------   -------   -------
     Net income                                   $ 3,408   $ 2,975   $ 8,846   $ 7,715
                                                  =======   =======   =======   =======
Basic net income per share                        $  0.10   $  0.09   $  0.27   $  0.25
                                                  =======   =======   =======   =======
Diluted net income per share                      $  0.10   $  0.09   $  0.26   $  0.24
                                                  =======   =======   =======   =======
Shares used in computing basic net income per
share                                              33,112    31,896    32,902    31,404
                                                  =======   =======   =======   =======
Shares used in computing diluted net income per
share                                              34,333    32,858    34,479    32,522
                                                  =======   =======   =======   =======

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                                 PACKETEER, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (in thousands)
                                   (unaudited)

                                               September 30,   December 31,
                                                    2004           2003
                                               -------------   ------------
Assets:
  Cash, cash equivalents and investments         $101,979       $ 86,707
  Accounts receivable, net                         13,058         11,042
  Inventories                                       3,135          2,691
  Property and equipment, net                       2,737          2,593
  Other assets                                      1,912          1,666
                                                 --------       --------
Total assets                                     $122,821       $104,699
                                                 ========       ========
Liabilities and Stockholders' Equity
Liabilities:
  Accounts payable
      and accrued liabilities                    $ 12,545       $ 10,868
  Capital leases and note payable                     113            596
  Deferred rent                                       337            225
  Deferred revenue                                 14,197          9,592
                                                 --------       --------
Total liabilities                                  27,192         21,281
Stockholders' equity                               95,629         83,418
                                                 --------       --------
Total liabilities and stockholders' equity       $122,821       $104,699
                                                 ========       ========

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                                 PACKETEER, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (in thousands)
                                   (unaudited)

                                                         Nine months ended
                                                           September 30,
                                                         -----------------
                                                         2004         2003
                                                         ----         ----
Net cash provided by operating activities              $  13,756    $ 10,119
Net cash used in investing activities                     (4,683)    (22,502)
Net cash provided by financing activities                  3,039       4,518
                                                       ---------    --------
Net increase (decrease) in cash and cash equivalents      12,112      (7,865)
Cash and cash equivalents at beginning of period          25,664      46,144
                                                       ---------    --------
Cash and cash equivalents at end of period                37,776      38,279
Investments                                               64,203      41,230
                                                       ---------    --------
Total cash, cash equivalents and investments           $ 101,979    $ 79,509
                                                       =========    ========